UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2007 (September 6, 2007)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 6, 2007, National Penn Bancshares, Inc. (“NPB”) and KNBT Bancorp, Inc. (“KNBT”) entered into an Agreement and Plan of Merger (the “Agreement”), which provides for the merger of KNBT with and into NPB, with NPB surviving the merger (the “Merger”).  The Agreement also provides for a subsequent merger of Keystone Nazareth Bank & Trust Company, a direct wholly-owned subsidiary of KNBT (“KNBT Bank”), with and into National Penn Bank, a direct wholly-owned subsidiary of NPB (“NPBank”), with NPBank surviving that merger.

In the Merger, each share of KNBT common stock (other than dissenters’, treasury or fractional shares) will be exchanged for 1.00 shares of NPB common stock, which will be increased to 1.03 shares of NPB common stock following a 3% stock dividend to be paid by NPB on September 28, 2007.  As of September 6, 2007, there were 26,526,407 shares of KNBT common stock issued and outstanding and 7,443,139 shares of KNBT common stock held as treasury shares.

The Agreement provides for the issuance of stock options for NPB common stock in substitution for stock options for KNBT common stock, such options to be on the same terms and conditions as the KNBT options.  As of September 6, 2007, there were options outstanding for 2,135,246 additional shares of KNBT common stock.

The Merger is intended to be a tax-free exchange for KNBT shareholders.  NPB and KNBT anticipate that closing of the Merger will occur in the first quarter of 2008.

After the Merger, NPB’s Board of Directors will consist of 15 persons, 10 of whom will be selected by the NPB board prior to the Merger and 5 of whom will be selected by KNBT’s board prior to the Merger from among KNBT’s independent directors at that time, subject to NPB’s approval.  In addition, after the merger:

•
Jeffrey P. Feather, currently the Chairman of the Board of KNBT, will become the Vice Chairman of NPB’s board, will serve on NPB’s Executive Committee and will become the Chairman of NPB’s Nominating/Corporate Governance Committee;

•
Scott V. Fainor, currently the President and Chief Executive Officer of each of KNBT and KNBT Bank, will serve as President and Chief Executive Officer of NPBank and Senior Executive Vice President and Chief Operating Officer of NPB;

•	Sandra L. Bodnyk, currently the Executive Vice President and Chief Risk Officer of each of KNBT Bank and KNBT, will serve as Group Executive Vice President of NPBank; and

•	NPB and NPBank will engage Eugene T. Sobol, currently the Senior Executive Vice President, Chief Financial Officer and Treasurer of each of KNBT and KNBT Bank, as an independent contractor/consultant.

The Merger and the bank merger are subject to a number of conditions, including approval by the Department of Banking of the Commonwealth of Pennsylvania, the Office of the Comptroller of the Currency, the Federal Reserve Board, the FDIC, and approval by the shareholders of both KNBT and NPB.

All directors and certain executive officers of KNBT (collectively holding approximately 5.21% of the issued and outstanding shares of KNBT common stock and approximately 9.52% of the fully diluted shares of KNBT common stock) have agreed in letter agreements signed with NPB to vote in favor of the Merger.  Similarly, all directors and certain executive officers of NPB (collectively holding approximately 2.47% of the issued and outstanding shares of NPB common stock and approximately 5.06% of the fully diluted shares of NPB common stock) have agreed in letter agreements signed with KNBT to vote in favor of the Merger.

The Agreement may be terminated by mutual written consent of KNBT and NPB.  Additionally, either party may terminate the Agreement upon the occurrence of any of the following:

•
A breach of any representation, warranty, covenant or obligation of the other party if such breach (a) cannot be remedied within thirty (30) days following the receipt of notice describing the breach and requesting that it be remedied or which cannot be cured prior to the Merger and (b) would entitle the non-breaching party to consummate the transaction pursuant to the Agreement on the grounds of a failure to satisfy the conditions set forth in the Agreement.

•
The failure of the closing to occur prior to June 30, 2008, unless the failure of the closing to occur by such date is caused by NPB’s or KNBT’s breach of the Agreement, in which the breaching party may not terminate the Agreement for such failure to close prior to June 30, 2008.

•
The issuance of a definitive written denial of an approval or consent from a regulatory authority which is required for consummation of the Merger and the performance by NPB and KNBT of their respective covenants and obligations under the Agreement is obtained, without regard to any requisite waiting period, where the time period for appeals and requests for reconsideration has run.

•	A KNBT shareholder vote which fails to approve the Merger at the KNBT shareholders meeting or an NPB shareholder vote which fails to approve the Merger at the NPB shareholders meeting.

The Board of Directors of KNBT may terminate the Agreement if such Board concludes, in good faith after consultation with its legal and financial advisors, that is must agree to or endorse another acquisition proposal and terminate the Agreement in order to comply with its fiduciary duties.

The Agreement provides for KNBT to immediately to pay NPB a cash fee of $20,000,000 if KNBT fails to complete the Merger after the occurrence of one of the following events, if NPB is not in material breach of the Agreement:

•
If the Board of Directors of KNBT concludes, in good faith after consultation with its legal and financial advisors, that is must agree to or endorse another acquisition proposal and terminate the Agreement in order to comply with its fiduciary duties.

•
If a person or group (as those terms are defined in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder), other than NPB or an affiliate of NPB, enters into an agreement, letter of intent or memorandum of understanding with KNBT relating to an acquisition proposal, pursuant to which such person or group or any affiliate of such person or group would:

(1)  merge or consolidate, or enter into any similar transaction, with KNBT or a subsidiary of KNBT, where the assets, revenue or income of such subsidiary constitutes more than 10% of the consolidated assets, net revenue or net income of KNBT;

(2)  acquire assets or liabilities of KNBT where the assets constitute 10% or more of the consolidated assets, net revenue or net income of KNBT and its subsidiaries; or

(3)  acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 15% or more of the then outstanding shares of KNBT common stock or any subsidiary of KNBT where the subsidiary represents more than 10% of the consolidated assets, net revenue or net income of KNBT.

•	If KNBT authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement to enter into such acquisition proposal.

•	If the KNBT shareholders vote but fail to approve the Merger at the KNBT shareholder meeting, or the KNBT shareholders meeting is cancelled, if prior to the shareholder vote or cancellation:

(1)  the KNBT Board of Directors shall have (a) failed to recommend approval of the Agreement by the shareholders of KNBT, (b) withdrawn or modified its recommendation that KNBT shareholders approve the Agreement or (c) recommended that the shareholders of KNBT approve or accept another acquisition proposal with any person other than NPB or an affiliate of NPB;

(2)  KNBT has materially breached its obligations under the Agreement by failing to call, give notice of, convene and hold the KNBT shareholders meeting in accordance with the Agreement; or

(3)  any person or group (as that terms is defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB, shall have publicly announced, communicated or made know its intention, whether or not conditional, to make another acquisition proposal and shall not have publicly withdrawn such announcement, communication or intention at least 20 days prior to the KNBT shareholders meeting.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, the form of KNBT letter agreement and the form of NPB letter agreement, which are filed herein as Exhibits 2.1, 2.2 and 2.3, respectively.

Information with respect to factors that may cause actual results to differ materially from those contemplated by forward-looking statements in this report is included in NPB’s and KNBT’s periodic reports and other filings with the Securities and Exchange Commission.

Item 7.01.  Regulation FD Disclosure.

On September 7, 2007, National Penn Bancshares, Inc. and KNBT Bancorp, Inc. issued a joint press release concerning its proposed Merger with KNBT Bancorp, Inc. (discussed at Item 1.01 hereof).  This press release is furnished herein, as part of this Item 7.01, as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated September 6, 2007, between National Penn Bancshares, Inc. and KNBT Bancorp, Inc.

2.2	Form of Letter Agreement between KNBT Bancorp, Inc. directors and certain executive officers and National Penn Bancshares, Inc.

2.3	Form of Letter Agreement between National Penn Bancshares, Inc. directors and certain executive officers and KNBT Bancorp, Inc.

99.1	Press release, dated September 7, 2007, of National Penn Bancshares, Inc. and KNBT Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	September 7, 2007	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 6, 2007, between National Penn Bancshares, Inc. and KNBT Bancorp, Inc.

2.2	Form of Letter Agreement between KNBT Bancorp, Inc. directors and certain executive officers and National Penn Bancshares, Inc.

2.3	Form of Letter Agreement between National Penn Bancshares, Inc. directors and certain executive officers and KNBT Bancorp, Inc.

99.1	Press release, dated September 7, 2007, of National Penn Bancshares, Inc. and KNBT Bancorp, Inc.